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                                                                   Exhibit 10(f)
                             Dr. Lawrence Howard
                                 Apartment 6A
                             120 East End Avenue
                              New York, NY 10028


                                                               February 27, 1997

Howtek, Inc.
21 Park Avenue
Hudson, NH 03051


Gentlemen:

        Reference is made to the $1 million Convertible Promissory Note dated April 4, 1996 issued by the Debtor to the Creditor.

        Debtor is currently indebted to the Creditor under the Note in the aggregate amount of $482,170.85, of which $82,170.85 represents past due interest and $400,000 represents the outstanding principal balance of the Note.

        Creditor is willing to waive any and all defaults and events of defaults under the Note provided Debtor agrees, by countersigning this letter below, to pay on January 4, 1999, (or, with respect to accrued interest only, on an earlier date if demanded by Creditor) the outstanding principal balance of the Note at the time outstanding and all accrued past due interest as of the date hereof and all interest which accrues on the principal amount of the Note outstanding from time to time hereafter (collectively, the "Liabilities").

        Accordingly, Creditor hereby (1) waives all defaults and events of defaults in the payment and/or performance by Debtor of the provisions of the Note from the date of issue of the Note through the date of this letter and
(2) extends the stated maturity of the Note to January 4, 1999, at which time the Liabilities will be due, unless, with respect to accrued interest only, Creditor demands payment on an earlier date.

        In consideration for such waiver, Debtor, by its signature appearing at the foot of this letter and the enclosed counterpart hereof, agrees to pay the Liabilities on January 4, 1999, or, with respect to accrued interest only, on such earlier date as of which Creditor may demand payment of such accrued interest.

                                                Very truly yours,

                                                /s/ Lawrence Howard

                                                Lawrence Howard

Accepted and agreed as
of the above date

Howtek, Inc.

By: /s/ Mr. Russell Leonard
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